                                                                   EXHIBIT 10.21


Page 1                                                Group Contract No GC/1O58P
                                                              18th February 1997

                               -----------------

                               PURCHASE CONTRACT

                               -----------------


                                 WHITBREAD PLC
                        REGISTERED IN ENGLAND NO: 29423
             REGISTERED OFFICE: CHISWELL STREET, LONDON, EC1Y 4SD


Between:     TurboChef Inc.
             10500 Metric Drive, Suite 128
             Dallas, Texas 75205
             USA
             Attn: Philip R McKee
             Telephone No: (214) 341-9471
             Fax No: (214) 340-8477
             (Hereinafter referred to as "the Sellers")

and          Whitbread PLC
             Whitbread House
             Park Street West
             LUTON
             Bedfordshire
             LU1 3BG
             Telephone No: 01582 424200
             Fax No: 01582 396841


Whereby Whitbread PLC (hereinafter referred to as "the Buyers" which expression shall for the purpose of this contract be deemed to include all or any of the subsidiary companies for the time being of Whitbread PLC) agree to purchase, and the Sellers agree to supply the Goods and Services described below on the terms and conditions set out or referred to below.

--------------------------------------------------------------------------------

Specification of Goods and Services
-----------------------------------

TurboChef model D-2 EC ovens, and CUB

The specification of the ovens to include all latest modifications and improvements as at 1st Feb 1997 and to include but not be limited to :

Feature                                            CUB               D2
-------                                            ---               --

Door rails outside cook chamber                  Included      Possible date to
                                                                  be agreed

Removable cook chamber                           Included      Possible date to
                                                                  be agreed

Magic Filter                                     Included         Included

Computer capable of receiving TurboComm          Included         Included

Automated, adjustable height stirrer blade   Date to be agreed        -

Stirrer blade height specified by Whitbread  Date to be agreed Date to be agreed

"Screwless" door covers                          Included         Included

Magnetic filter cover                            Included      Date to be agreed

Filter present switch                            Included      Date to be agreed

Variable air pass heat exchanger                 Included      Possible date to
                                                                  be agreed

Page 2                                                Group Contract No GC/1058P
                                                              18th February 1997

Over the course of this Purchase Contract, the Sellers will undertake additional product modification and enhancement efforts, as well as cost reduction engineering efforts. The Sellers may, at the Sellers' discretion, modify or enhance the ovens shipped to the Buyers pursuant to this Purchase Contract provided that such modifications or enhancements do not effect the sales price, form, fit or function of the D-2 EC and CUB ovens without the Buyers' prior written approval.

The Sellers will also provide repair and maintenance and training services to the Buyers during the period of this Purchase Contract in accordance with the Special Conditions Repair & Maintenance clause.

Except as outlined herein, no variations to this Specification of Goods or Services are permitted without the Buyers' and the Sellers' written prior approval.

Volume Forecast
---------------

The volume forecast for oven purchases by the Buyer is set out below.

                Min. for Exclusivity to continue           Max Demand

        Feb 97                XX                               XX

        March                 XX                               XX

        April                 XX                               XX

        May                   XX                               XX

        June                  XX                               XX

        July                  XX                               XX

        Aug                   XX                               XX

        Sept                  XX                               XX

        Oct                   XX                               XX

        Nov                   XX                               XX

        Dec                   XX                               XX

        Jan 98                XX                               XX

        Feb                   XX                               XX

        Mar                   XX                               XX
                             ---                              ---
                             XXX                              XXX
For the avoidance of doubt, the figures in the first column above solely indicate the minimum number of ovens to be purchased by the Buyer in order to retain exclusivity pursuant to the Special Conditions - Production Capacity clause. Failure to purchase the numbers set out in this column within the timescales shown shall not in anyway be considered to be a breach of this Purchase Contract nor give rise to a right to terminate this Purchase Contract. Also the Buyers can maintain exclusivity even if the minimum number for exclusivity to continue has not been met if the Buyers have made arrangements with the Sellers for delayed deliveries (pending the phase in of agreed modifications). However, at the Sellers option, such delayed deliveries may require payment as originally scheduled

For the purpose of clarity, when referring to volume forecasts a TurboChef D2 is
                                                                           --
interchangeable with a CUB, except that CUB models will require a 90 day call
                       ---
down advance and cannot be called down until the CUB prototypes have been accepted by the Buyers. Once the Buyers have accepted the CUB model, should the Sellers be unable to provide CUBS within 90 days, the minimum required for exclusivity to continue will be adjusted (into later months) until such time as the Sellers can meet this request.

Page 3                                                Group Contract No GC/1058P
                                                              18th February 1997

Price:
------
The selling price, including delivery, duties, freight, unpacking and preparation for installation is $XXXXX for each D2 oven purchased. This amount will be paid within 14 days of receipt by the Buyers of satisfactory invoice. Interest of 1.5% per month will be charged for any outstanding balances not received by the Sellers within 28 days of receipt by the Buyers of satisfactory invoice.

Packing Charges:
----------------
The Sellers are responsible for all packing charges associated with the Method
                                                                        ------
of Packing defined below.
----------

Method of Packing:
------------------
It is the Sellers responsibility to pack with adequate protection and to guarantee safe delivery to the selected Whitbread sites.

Carriage Charges:
-----------------
The Sellers are responsible for all carriage charges from point of manufacture of completed goods to delivery to agreed delivery depots.

Settlement Terms:
-----------------

All items purchased under this Purchase Contract will be invoiced upon delivery to the relevant depots.
Each invoice will compromise:

The Selling price of the D2 oven: $XXXXX

Period of Contract:
-------------------
One year and one month from the date of this Purchase Contract.

Governing Law:
--------------
This Purchase Contract shall be governed by and construed in accordance with UK laws.

--------------------------------------------------------------------------------

STANDARD CONDITIONS & SPECIAL CONDITIONS OF CONTRACT
----------------------------------------------------

Standard Conditions
-------------------

     This contract number, and order number where applicable, must be quoted on all invoices and correspondence.

     If the Buyers have complied with this Purchase contract but the Sellers have not shipped the ovens within the time specified in the Special Conditions - Quantity and Delivery provisions, for 3 consecutive months, the Buyers have the right to cancel delivery of the goods ordered and/or to rescind this Purchase Contract in its entirely. In this event the Buyers have certain rights as specified below under Special Conditions-Security,
                                                  ---------------------------
     and the Buyers will not entertain any claim made by the Sellers upon the Buyers for any costs, damages or losses of whatsoever nature or howsoever caused.

     No variation to the specification, or to prices, discounts, settlement terms, etc., relating to the Goods or Services as described will be accepted by the Buyers during the currency of the contract without their giving the Sellers prior approval in writing.

     The Sellers shall at all times during the period of this Purchase Contract manufacture and maintain sufficient stocks of Goods and/or retain sufficient staff and maintain sufficient capability, to fulfil their obligation under this Purchase Contract to supply such Goods and/or Services as the Buyers may require to be performed under this Purchase Contract. The Sellers shall supply such quantities of Goods and/or Services as the Buyer may desire from time to time in accordance with this Purchase Contract.

     All sales of Goods and supplies of Services pursuant to this Purchase Contract shall be made on and subject to the terms and conditions of this Purchase Contract, to the exclusion of any standard terms and conditions of the Sellers.

Page 4                                                Group Contract No GC/1058P
                                                              18th February 1997

     Notwithstanding the fact that the Sellers may have or have had business dealings with the Buyers and/or its associated businesses, the Buyers' name and those of its associated businesses shall not be used by the Sellers for the purpose of advertisement or publicity without the prior written consent of the Buyers (which shall not be unreasonably withheld).

Special Conditions
------------------

Security
--------

In the event:

     The Buyers have fully complied with this Purchase Contract and the Sellers fail to meet their obligations under the Delivery Procedures provision of this Purchase Contract for 3 consecutive months, the Buyers may notify the Sellers in writing of the Sellers' failure to meet such obligations. In that case, the Sellers have 90 days from the date of Sellers' receipt of such notification to remedy such failure by meeting all such obligations. If the Sellers have still not remedied such failure within 90 days of receipt of written notification; or

     If there has been a bankruptcy filing by the Sellers before the completion of this Purchase Contract, and the Sellers' ability to perform under this Purchase Contract is affected by such bankruptcy filing, and if the Sellers can not resume operations capable of completing this Purchase Contract (or license its intellectual property and know-how to a second supplier for the purpose of completing this Purchase Contract on the same terms and conditions as originally agreed) within four months after such filing; or

     If there has been a substantial change of ownership of the Sellers which has not been previously approved by the Buyers, such approval not to be unreasonably withheld;

then the Sellers will license their intellectual property and know-how (including all current drawings, plans and specifications necessary to manufacture the oven model being supplied to the Buyers at the time of such unremedied failure or bankruptcy filing or substantial change of ownership) to the Buyers, under confidentiality provisions and appropriate restrictions regarding use sufficient to protect such intellectual property following completion (but at the same time ensuring that the Buyers rights under this contract are protected to the fullest extent possible), such license being assignable to a Supplier of the Buyers' choice for the purpose of completing this Purchase Contract. Any license of the Sellers' intellectual property for the purpose of satisfying the terms and conditions of this Purchase Contract will expire upon the earlier of the end of the contract period or the manufacture of the total number of ovens included in the maximum demand column of the Volume Forecast set out in this Purchase Contract, except in so far as the Buyers' spare parts requirements need to be met, in which case the Buyers will have rights to continue producing for these requirements.

Production Capacity
-------------------

The Sellers have limited production capacity, and limited ability to increase capacities without increasing the risk of production error. The Sellers seek to sell ovens throughout the world and, as a result, allocate certain portions of their current and anticipated future production capacities to particular regions. The level of production of TurboChef ovens which can be allocated for shipment to the United Kingdom and Germany through to end of March 1998 totals ______ ovens. Accordingly, provided the Buyers are purchasing ovens in accordance with the figures in the first column of the minimum volume forecast listed previously, the Buyers will receive the option on all of the Sellers production capacity which is allocated to the UK and Germany during this period and the Sellers will not licence anyone else to manufacture ovens for sale, rent or loan in the UK and Germany during this period except as set forth below. Additionally, the Sellers will not make shipments to or licence manufacture of ovens for sale, rent or loan in the UK and Germany for a period of 3 months beyond the date that the Buyers fail to order the minimum delivery requirements as laid out in the first column of the volume forecast, to anyone else other than the Buyers. Should the Buyers purchase in excess of the maximum demand noted previously, the exclusivity will automatically be extended for 3 months for each 100 ovens in excess of XXX ovens, with a limit of 6 months automatic extension.

Exclusivity in Germany is subject to the following provision:- In the first month in which the Buyers have not ordered the maximum demand as laid down in the volume forecast (but has ordered the

Page 5                                                Group Contract No GC/1058P
                                                              18th February 1997

minimum) the Buyers will present to the Sellers a plan for installing ovens in Germany (Timing/Number of ovens to be agreed between Buyers and Sellers such agreement not to be unreasonably withheld). At such time the Sellers may, at the Sellers option, tend (but not sell) a maximum of 10 D2EC or CUB ovens to other companies in Germany. This lending provision notwithstanding, exclusivity in Germany will continue until such time as the Buyers fail to satisfy the agreed upon installation plan for Germany.

Purchase Contract Extensions
----------------------------

It is the intention of the Sellers to sell and Buyers to buy through mutually agreed Contract terms ovens as before described for periods beyond this Contract term, those periods as yet unknown.

It is further agreed that Purchase Contract Extensions will be agreed at
                          ----------------------------
intervals not exceeding 6 months from 31.12 97.

Currency
--------

All payments made to the Sellers by the Buyers will be made in US Currency, regardless of the then prevailing exchange rates between British Pounds and US Dollars at the time payments are made.

Confidentiality
---------------

Both the Sellers and the Buyers are subject to the Confidentiality Provision as attached hereto.

Quantity and Delivery
---------------------

The Buyers firm quantity requirements shall be given to the Seller by means of Whitbread Purchase Orders. The Whitbread Purchase Order for February, 1997, March and April are attached hereto. This contract number must be quoted on all invoices and correspondence.

Time of delivery of the goods and execution of the services shall be within 60 days of receipt of the above said purchase order for delivery up to end of June 1997 and then 90 days after receipt of order for the remainder of this contract subject to the modification clauses.

The Seller is not required to perform work on the Buyers' premises as part of this Purchase Contract. The Sellers shall maintain to the Buyers' satisfaction adequate insurance cover for third party liability risks (including Product Liability) in respect of the use of the ovens in the UK and Germany and the Buyers' shall have the right to inspect and approve such policies of insurance. Such insurances to be maintained throughout the duration of this Contract.

Warranties and Liabilities
--------------------------

The Sellers warrant to the Buyers that the Goods will be of satisfactory quality and fit for the purposes set forth in the Sellers owner's manual as may be updated from time to time (with the approval of the Buyers, such approval not to be unreasonably withheld).

The Sellers warrant that the Services will be performed by appropriately qualified and trained personnel acting with due care and diligence and to best industry practice provided, however, that the Sellers and Buyers agree upon the service contractors the Sellers are to train in anticipation of satisfying this provision (such agreement not to be unreasonably withheld).

The Sellers warrant that all Goods supplied will comply in all respect with relevant UK legislation.

All Goods shall be covered by the Sellers warranty for a period of 12 months, inclusive of all parts, labour and transport, commencing from the date of satisfactory installation and commissioning of the Goods.

Page 6                                                Group Contract No GC/1058P
                                                              18th February 1997

The Sellers warrant that:

     all information provided from time to time by the Sellers to the Buyers shall be accurate when given;

     the Sellers shall immediately upon becoming aware that any information provided to the Buyers pursuant to this Agreement is inaccurate, notify the Buyers of the inaccuracy and confirm the same in writing to the Buyers within 3 days of such notification being made;

     the Goods will be produced in respect of their manufacture, production and composition, and/or Services will be supplied, in accordance with the information supplied by the Seller in accordance with the above provisions of this Warranties and Liabilities Clause;

     the Sellers will carry out on the Goods supplied all checks, tests, inspections and investigations in order to discharge the Seller's responsibilities as seller and that such checks, tests, inspections and investigations will comply in all respects with best practice within the industry as at the date the Goods are supplied.

The Sellers agree (subject to the provisions on Rights of Access below) to allow an authorised representative of the Buyers to enter the Seller's premises at any reasonable time for the purposes of inspecting any part of the premises, plant, machinery or products.

The Sellers will, upon becoming aware of any defect whatsoever in the Goods delivered to the Buyers immediately notify the Buyers of such defect and confirm the same in writing to the Buyers within 3 days of such defect being identified.

The Sellers shall indemnify the Buyers in full against all losses, damages (including but not limited to loss or damage to property or the Buyers business or death or personal injury), liabilities, fines, penalties, costs and expenses (including legal expenses whether or not proceedings are brought) of awarded against or reasonably incurred and paid by the Buyers as a result of a breach of any of the warranties contained in this Clause by the Sellers, as it relates to Goods and Services provided by the Sellers. Provided always that this indemnity should not apply if and to the extent that it is proved that such losses, damages, claims, liabilities, fines, penalties, costs and expenses result from any act, negligence or default of the Buyers or Buyers authorised servant or agents.

The Sellers warrant that any system developed for the Buyers or any software utilised by the Seller to provide Goods and/or Services to the Buyers, is programmed to adapt to and accommodate changes in dates, including and without limitation, the next millennium, the year 2000 and leap years, without any detriment or deterioration in performance to the Buyers.

Insurance
---------

The Seller shall take out and maintain adequate insurance to cover its liability hereunder and shall furnish the Buyers with evidence of such insurance as and when reasonably required to do so.

The Sellers are responsible for all insurance up to the point the ovens are safely delivered to the agreed upon depot and the Buyers are responsible for all insurance thereafter.

Technical Specification
-----------------------

The Sellers guarantee that all versions of oven firmware and communications software will comply with the agreed set of function calls.

The Sellers shall ensure that any proposed changes to the defined set of function calls are agreed and endorsed by the Buyers prior to any subsequent installation taking place in the Buyers' ovens by the Sellers. For reference, all the calls are defined in the Oven Data and Menu Data sections of the Technical Specification for the Turbochef Data Communications Interface.

Page 7                                                Group Contract No GC/1O58P
                                                              18th February 1997

Repair & Maintenance
--------------------

The Sellers are responsible for providing all warranty related repairs and maintenance for the ovens for a period of 1 year after date of installation and will provide a monthly report of all installation dates, repairs and maintenance carried out, such report being transmitted to the Buyers on a monthly basis.

The Sellers have already trained one service agency, and hereby agree to train another agency. Should the Buyers and the Sellers agree (agreement not to be unreasonably withheld) that the service agency base needs to change or be expanded, the Sellers will conduct additional training sessions. These training sessions will be conducted at either the Sellers' Dallas, Texas, USA location, or in the UK (at the Sellers option) by the Seller's employees. As many as 5 technical trainees may attend any given training session provided, however, that the Sellers are satisfied with the Sellers' protection regarding confidential information, trade secrets and know-how, for each training session attendee, at least 14 days prior to the scheduled start date of any training session. Each training session will last approximately 2-3 consecutive days. The Sellers may require, at the Sellers' option, as much as 30 days notice prior to the date of the training sessions, the exact schedule of which is at the Sellers' discretion. The Sellers to formally approve any new service agency by naming the agency and engineers trained. The Buyers to be informed in writing within 30 days of training being completed.

The Sellers will make available for purchase by the Buyers, spare parts as may be required to repair and maintain the ovens. A list of spare parts and current prices is attached. Prices to remain fixed for a period of one (1) year from commencement of this contract.

The Sellers' engineering staff has been, and will continue to be, available to the Buyers (or the Buyers service agency) to answer any questions over the telephone that may arise from The Buyers operation, use and/or service of the ovens during the period of this Agreement and for a further 1 year after this agreement has ceased.

For the aboidance of doubt, where the repair or maintenance of the ovens falls under the Sellers warranty (as referred to in the Warranties and Liabilities section) no payment shall be made for any spare parts, labour or transport associated therewith.

Research & Development
----------------------

The Sellers anticipate that, over the course of this Purchase Contract, the Sellers will attempt to further enhance the D series ovens (D-1A, D-2, etc.) and CUB ovens. In addition, the Sellers anticipate that future generations of ovens which utilise the Sellers' current and "to be developed" technologies may become available. The Buyers will have the option to accept or not accept any such modifications or future generations and any impact on the Buyers' price which may result from such modifications or future generations.

The Buyers reserve the right of first refusal to purchase products resulting from any new developments by the Sellers which fall outside the definition of ovens previously described. This includes vending, residential and consumer operated ovens and associated technology. For the purpose of this Purchase Contract the Sellers are to offer the new developments to the Buyers for trial at the stage of developments where the Sellers have determined that the product is fit for shipment and trial by the Buyers. From date of receipt of the new development, the Buyers have 3 months in which to assess and determine their future interest in the new development. The anticipated level of purchase commitment resulting from this 3 months process is to be agreed at that time but to follow the same principles in respect of production capacity and other rights as contained herein this Purchase Contract. If no such agreement can be reached after 1 month, the Buyers' right of first refusal shall have no further cause or effect.

Ownership of Joint Developments
-------------------------------

As a result of this Purchase Contract, the Sellers will disclose certain Confidential Information to the Buyers which is subject to the CONFIDENTIALITY
                                                               ---------------
PROVISION as attached hereto.  Any developments resulting from the Buyers' use
---------
of such Confidential Information will become the property of the Sellers except that any developments made by the Buyers to the mechanical operation of the Sellers' ovens will be owned jointly by the Sellers and the Buyers, with each party having the right to utilise such developments in their sole respective discretion.

Page 8                                                Group Contract No GC/1O58P
                                                              18th February 1997

As a result of this Purchase Contract, the Buyers will disclose certain Confidential Information to the Sellers' which is subject to the CONFIDENTIALITY
                                                                 ---------------
PROVISION as attached hereto.  Any developments resulting from the Sellers' use
---------
of such Confidential Information will become the property of the Buyers except that any developments made by the Sellers to the preparation and cooking of the Buyers' food items will be owned jointly by the Sellers and the Buyers, with each party having the right to utilise such developments in their sole respective discretion.

Approvals
---------

The Sellers are responsible to gain and maintain all Underwriters Laboratories
(UL) National Sanitation Federation (NSF), Food and Drug Administration (FDA) and Federal Communications Commission (FCC) approvals and accreditations on any ovens used within the United States. The Sellers are responsible to gain any accreditation's that are unique to the UK or in any other jurisdiction within the European Union that the Buyers seek to place the ovens, such accreditations to be in the name of the Sellers. The Buyers will support any accreditation process that the Sellers undertake on behalf of the Buyers by providing readily available information and conducting reasonable tests. Should the Buyers wish to gain any accreditations outside the EU this will be in agreement with the Sellers.

Price Stability
---------------

Both parties shall use their best endeavour to share the benefits of any efficiencies improved upon in an effort to maintain price stability for the duration of this Agreement and offset any price increases. In the event that price increases cannot be wholly offset by improved efficiencies, and the Company has given Whitbread 60 days notice of a request for change then price changes may be discussed not before August 1997 and thereafter on a 6 months basis. This price change will be limited to the change in material cost of stainless steel (at present 1.668 Irish pounds per kilo) if this results in a price change over 5% either way then the excess/reduction over/under the 5% will be adjusted to the purchase price of the ovens ordered 30 days from the price agreement date. (NB There are approximately 225 kg of stainless steel in a Turbochef D2EC oven).

Rights of Access
----------------

In general, the Sellers welcome the Buyers to visit either the Sellers' R&D facility or factory as often as the Buyers may reasonably request. The Sellers will make every attempt to support any reasonable request to gain access to either location, provided that the Sellers can accommodate the timing of such visits. While the Sellers may be available to accommodate such visits with less than 1 week's notice, the Buyers will attempt to schedule with the Sellers' their visits to either location at least 30 days in advance. This general availability notwithstanding, the Buyers have the right to visit the Sellers' R&D facility or factory, up to once per 6 months, without any notice whatsoever provided that the Sellers can restrict access to any areas of its facility or factory where confidential information must be protected.

Import/Export Duties
--------------------

The Sellers are responsible for all Import or Export duties that may be levied as a result of this Purchase Contract.

Resolution of Disputes
----------------------

In the event of a dispute between the Buyers and the Sellers arising from this Purchase Contract which the Buyers and the Sellers are unable to resolve, the Buyers and the Sellers agree to submit to binding arbitration within 90 days of receipt of notification such dispute. In this case arbitration would be in accordance with the rules of the London court of International Arbitration ('LCIA') and shall occur in London England.

Each of the Buyers and the Sellers shall select one arbitrator and the two arbitrators so selected shall mutually agree to the selection of a third arbitrator, or failing such mutual agreement the third arbitrator shall be selected by the LCIA.

Page 9                                                Group Contract No GC/1058P
                                                              18th February 1997

--------------------------------------------------------------------------------

      For and on behalf of                    For and on behalf of
      TURBOCHEF INC.                          WHITBREAD PLC

      Signed /s/ Philip R. McKee              Signed /s/ David M. Thomas
            ------------------------                --------------------------

      Name  Philip R. McKee                   Name  David M. Thomas
            ------------------------                --------------------------


      Title President, CEO                    Title Chief Executive (Designate)
            ------------------------                --------------------------


        Date  February 20, 1997                 Date  February 20, 1997
              ------------------------                --------------------------

Page 10                                               Group Contract No GC/1058P
                                                              18th February 1997

                           CONFIDENTIALITY PROVISION
                           -------------------------

1. During the term of this Agreement and after termination or expiration of this Agreement for any reason whatsoever the Receiving Party shall:

     a)    keep the Confidential Information confidential;

     b) not disclose the Confidential Information to any other person other than with the prior written consent of the Disclosing Party or in accordance with Clause 2 and 3; and

     c) not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement

2. During the term of this Agreement the Receiving Party may disclose the Confidential Information to its employees, sub-contractors and customers (the "Recipient") to the extent that it is necessary for the purposes of this Agreement.

3. The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

4. The obligations contained in Clauses 1 to 3 shall not apply to any Confidential Information which:

     (i) is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient; or

     (ii) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

     (iii) subsequently comes lawfully into the possession of the Receiving party from a third party.

     (iv) is required to be disclosed by law, any Court of competent jurisdiction or any other appropriate authority or body.

     For the purposes of this Clause, "Confidential Information" means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the "Disclosing Party") to the other party (the "Receiving Party") whether before or after the date of this Agreement including, without limitation, any information relating to the Disclosing Party's products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets, market opportunities and business affairs.